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                                   EXHIBIT 16

                    [MARVIN E. JEWELL & CO., P.C. LETTERHEAD]


March 20, 2002

United States Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

         Re:      Professional Veterinary Products, Ltd.

Dear Sir or Madam:

         We have read Item 4 of the Form 8-K of Professional Veterinary Products, Ltd. dated March 20, 2002 and agree with the statements concerning our Firm contained therein.

                                           Very truly yours,

                                           /s/ Marvin E. Jewell & Co., P.C.